Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE QUARTER ENDED
DECEMBER 31, 2025

NEWS RELEASE

Omaha, NE, January 19, 2026 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $1.28 on net income available to common shareholders of $0.8 million for its first fiscal quarter ended December 31, 2025.

“AMCON’s industry leading suite of programs and services provides the foundational support for our operating philosophy centered on a superior level of customer service. AMCON’s commitment to proprietary foodservice programs and custom curated store level merchandising is a value-added approach to convenience distribution. We now have the capability to offer turn-key solutions that will enable our retail partners the ability to compete head-on with the Quick Service Restaurant industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for Convenience and Foodservice Distributors, and their families, who want to align with our customer focused approach philosophy and further the legacy of their enterprises.”

“Our customer-centric approach provides extraordinary value to our retail partners in challenging weather conditions as our AMCON teams ensure a consistent and timely flow of goods and services. As we grow, our customer base has demonstrated enthusiasm for our integrated state-of-the-art advertising, design, print and electronic display programs. These marketing tools provide our customers a competitive edge,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer.

For the fiscal quarter ended December 2025, the wholesale distribution segment reported revenues of $719.3 million and operating income of $6.9 million, and the retail health food segment reported revenues of $10.8 million and an operating loss of $0.2 million.

“We continue our relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At December 31, 2025, our shareholders’ equity was $114.1 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “Cost structures for Convenience Distributors have been impacted by the cumulative impact of inflation over a multi-year period. These inflationary pressures have resulted in higher operating expenses in areas such as product costs, labor and employee benefits, equipment, and insurance.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products serving thirty-four (34) states from fourteen (14) distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2025 and September 30, 2025

	December	September
	2025	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$778,753	$744,613
Accounts receivable, less allowance for credit losses of $2.3 million at December 2025 and $2.4 million at September 2025	69,140,693	73,192,069
Inventories, net	144,398,247	153,276,545
Income taxes receivable	—	140,986
Prepaid expenses and other current assets	15,643,754	12,150,645
Total current assets	229,961,447	239,504,858

Property and equipment, net	106,101,670	107,844,655
Operating lease right-of-use assets, net	29,633,198	30,488,841
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,124,433	4,240,359
Other assets	3,110,244	3,231,488
Total assets	$378,709,317	$391,088,526

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,459,134	$69,532,355
Accrued expenses	14,468,462	15,459,406
Accrued wages, salaries and bonuses	3,385,796	6,745,698
Income taxes payable	360,668	—
Current operating lease liabilities	7,579,283	7,862,117
Current maturities of long-term debt	5,517,971	5,471,310
Current mandatorily redeemable non-controlling interest	7,343,535	7,020,895
Total current liabilities	87,114,849	112,091,781

Credit facilities	140,682,183	126,804,775
Deferred income tax liability, net	3,791,416	4,048,070
Long-term operating lease liabilities	22,240,107	22,845,456
Long-term debt, less current maturities	9,624,864	11,033,949
Other long-term liabilities	1,141,885	1,193,081

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 650,709 shares outstanding at December 2025 and 635,609 shares outstanding at September 2025	9,950	9,799
Additional paid-in capital	37,539,841	36,991,031
Retained earnings	108,969,480	108,475,842
Treasury stock at cost	(32,405,258)	(32,405,258)
Total shareholders’ equity	114,114,013	113,071,414
Total liabilities and shareholders’ equity	$378,709,317	$391,088,526

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Operations

for the three months ended December 31, 2025 and 2024

	For the three months ended December
	2025	2024
Sales (including excise taxes of $143.1 million and $143.4 million, respectively)	$730,055,330	$711,273,256
Cost of sales	682,007,003	664,379,704
Gross profit	48,048,327	46,893,552
Selling, general and administrative expenses	41,591,659	40,587,630
Depreciation and amortization	2,513,773	2,635,601
	44,105,432	43,223,231
Operating income	3,942,895	3,670,321

Other expense (income):
Interest expense	2,661,636	2,846,621
Change in fair value of mandatorily redeemable non-controlling interest	322,640	194,812
Other (income), net	(79,345)	(111,531)
	2,904,931	2,929,902
Income from operations before income taxes	1,037,964	740,419
Income tax expense	245,000	392,000
Net income available to common shareholders	$792,964	$348,419

Basic earnings per share available to common shareholders	$1.29	$0.57
Diluted earnings per share available to common shareholders	$1.28	$0.57

Basic weighted average shares outstanding	616,788	611,322
Diluted weighted average shares outstanding	618,101	613,573

Dividends paid per common share	$0.18	$0.18

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Shareholders’ Equity

for the three months ended December 31, 2025 and 2024

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED DECEMBER 2024
Balance, October 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $0.46 per share	—	—	—	—	—	(296,913)	(296,913)
Compensation expense related to equity-based awards	15,100	151	—	—	637,711	—	637,862
Net income available to common shareholders	—	—	—	—	—	348,419	348,419
Balance, December 31, 2024	980,045	$9,799	(334,583)	$(31,272,163)	$35,077,446	$108,604,071	$112,419,153

THREE MONTHS ENDED DECEMBER 2025
Balance, October 1, 2025	980,045	$9,799	(344,436)	$(32,405,258)	$36,991,031	$108,475,842	$113,071,414
Dividends on common stock, $0.46 per share	—	—	—	—	—	(299,326)	(299,326)
Compensation expense related to equity-based awards	15,100	151	—	—	548,810	—	548,961
Net income available to common shareholders	—	—	—	—	—	792,964	792,964
Balance, December 31, 2025	995,145	$9,950	(344,436)	$(32,405,258)	$37,539,841	$108,969,480	$114,114,013

AMCON Distributing Company and Subsidiaries

Condensed Consolidated Unaudited Statements of Cash Flows

for the three months ended December 31, 2025 and 2024

	December	December
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$792,964	$348,419
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	2,397,847	2,501,175
Amortization	115,926	134,426
(Gain) loss on sales of property and equipment	4,869	(840)
Equity-based compensation	548,961	637,862
Deferred income taxes	(256,654)	69,577
Provision for credit losses	(49,000)	112,746
Inventory allowance	8,538	24,405
Change in fair value of contingent consideration	—	(1,453,452)
Change in fair value of mandatorily redeemable non-controlling interest	322,640	194,812
Changes in assets and liabilities:
Accounts receivable	4,100,376	(49,572)
Inventories	8,869,760	(30,293,089)
Prepaid and other current assets	(3,493,109)	668,184
Other assets	121,244	(190,306)
Accounts payable	(21,064,250)	(6,911,400)
Accrued expenses and accrued wages, salaries and bonuses	(4,565,585)	(6,055,070)
Other long-term liabilities	(51,196)	71,823
Income taxes payable and receivable	501,654	322,423
Net cash flows from (used in) operating activities	(11,695,015)	(39,867,877)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(678,402)	(3,453,711)
Proceeds from sales of property and equipment	9,700	12,442
Net cash flows from (used in) investing activities	(668,702)	(3,441,269)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	699,127,269	713,853,301
Repayments under revolving credit facilities	(685,249,861)	(669,224,693)
Principal payments on long-term debt	(1,362,424)	(1,340,204)
Dividends on common stock	(117,127)	(116,184)
Net cash flows from (used in) financing activities	12,397,857	43,172,220
Net change in cash	34,140	(136,926)
Cash, beginning of period	744,613	672,788
Cash, end of period	$778,753	$535,862

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$2,635,661	$2,815,683

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$32,413	$772,820
Dividends declared, not paid	182,199	180,729